FORM 8-A

                      Securities and Exchange Commission
                            Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          AMSCAN HOLDINGS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


               Delaware                           13-3911462
    ----------------------------------------   -------------------
    (State of Incorporation or Organization)   (I.R.S. Employer
                                               Identification No.)

            80 Grasslands Road
            Elmsford, New York                        10523
  ----------------------------------------          ----------
  (Address of Principal Executive Offices)          (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:  None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1),
 please check the following box. [   ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant
 to General Instruction A.(c)(2), please check the following box. [   ]


     Securities to be registered pursuant to Section 12(g) of the Act:


                   Common Stock, par value $0.10 per share
                   ---------------------------------------
                              (Title of Class)

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 ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description of the Registrant's Common Stock, par value $0.10 per share is contained in Amendment No. 1 ("Amendment No. 1") to the Registrant's Registration Statement on Form S-1 (No. 333-14107) (as amended by Amendment No. 1, the "Registration Statement") which has been filed with the Securities and Exchange Commission, which description is herein incorporated by reference.

 ITEM 2.  EXHIBITS

 EXHIBIT NO.                                  DESCRIPTION
 1. Certificate of Incorporation of the Registrant, dated October 3, 1996 (incorporated by reference to Exhibit 3(a) to the Registration Statement)

 2. By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to the Registration Statement)

 3. Credit Agreement among Amscan Inc., Kookaburra USA Ltd., Deco Paper Products, Inc., Trisar, Inc., the Banks Signatory thereto and The Chase Manhattan Bank N.A., dated as of September 20, 1995 (incorporated by reference to Exhibit 4(a) to the Registration Statement)

 4. Amendment No. 1 to Credit Agreement among Amscan Inc., Kookaburra USA Ltd., Deco Paper Products, Inc., Trisar, Inc., the Banks Signatory thereto and The Chase Manhattan Bank N.A. (to be filed by amendment to the Registration Statement and incorporated by reference to Exhibit 4(b) to the Registration Statement upon such filing)

 5. Amendment No. 2 to Credit Agreement among Amscan Inc., Kookaburra USA Ltd., Deco Paper Products, Inc., Trisar, Inc., the Banks Signatory thereto and The Chase Manhattan Bank N.A. (to be filed by amendment to the Registration Statement and incorporated by reference to Exhibit 4(c) to the Registration Statement upon such filing)


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                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   AMSCAN HOLDINGS, INC.
                                   (Registrant)



                                   By:  /s/ James M.  Harrison
                                      ----------------------------------
                                      James M. Harrison
                                      Chief Financial Officer and
                                      Assistant Secretary

 Date:  December 5, 1996